                       Filed Pursuant to Rule 424(b)(3)

                             PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED DECEMBER 7, 2000)

                             TRANSWITCH CORPORATION

                $460,000,000 4  1/2% Convertible Notes Due 2005
                                _______________

     7,428,640 Shares of Common Stock Issuable Upon Conversion of the Notes

                                _______________

This prospectus supplement relates to resales by selling securityholders of:

 .  our 4  1/2% Convertible Notes Due 2005 and
 .  our common stock into which the notes are convertible

This prospectus supplement should be read in conjunction with the prospectus dated December 7, 2000, which is to be delivered with this prospectus supplement.

             SEE RISK FACTORS BEGINNING ON PAGE 5 OF THE PROSPECTUS
                   TO READ ABOUT FACTORS YOU SHOULD CONSIDER
                  BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                   __________________________________________

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                   __________________________________________

The information in the table appearing in the prospectus under the heading "Selling Securityholders" is superseded in part by the information appearing in the following table:

SECURITYHOLDER            NOTES OWNED       NOTES OFFERED       SHARES OWNED      SHARES THAT
                         PRIOR TO THE           HEREBY        PRIOR TO OFFERING   MAY BE SOLD
                           OFFERING
-----------------------------------------------------------------------------------------------
Transamerica Life            $ 7,000,000           7,000,000                 --         113,044
 Insurance and
 Annuity Company
-----------------------------------------------------------------------------------------------
St. Thomas Trading,          $   225,000         $   225,000                 --           3,633
 Ltd.
-----------------------------------------------------------------------------------------------
Kentfield Trading,           $10,775,000         $10,775,000                 --         174,007
 Ltd.
-----------------------------------------------------------------------------------------------

           The date of this prospectus supplement is April 17, 2001.